Exhibit 14.2

Change of Auditor Paperwork

D E V I S S E R  G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street
Vancouver, BC Canada
V6C 1L6
Tel: (604) 687-5447
Fax: (604) 687-6737
March 17, 2004

British Columbia Securities Commission    Yukon Securities Registrar
701 West Georgia Street                           Box 2703
Vancouver, BC                                         Whitehorse, Yukon
V7Y 1L2                                                  Y1A 2C6

Dear Sirs:

Re: Change of Auditor of Trans-Orient Petroleum Ltd. (the "Company")

We acknowledge receipt of the Notice of Change of Auditor ("the Notice") dated March 17, 2004 given by the Company to ourselves and Sadovnick Telford & Skov, Chartered Accountants.

As required by National Policy No. 31, we report that, based on our knowledge of the Company as of the current date, we agree with the statements contained in the Notice.

Sincerely,

DE VISSER GRAY

"James D. Gray"

James D. Gray, CA
Partner
JG/bs
T-O Chg of Aud 3-17-4.wpd
Enclosures

A partnership of incorporated professionals

SADOVNICK TELFORD + SKOV

A Partnership of Incorporated Professionals

CHARTERED ACCOUNTANTS

March 18,2004

British Columbia Securities Commission
701 West Georgia Street
Vancouver, BC
V7Y 1L2

Dear Sirs:

Re: Chanqe of Auditor of Trans-Orient Petroleum Ltd. (the "Company")

We acknowledge receipt of a Notice of Change of Auditor (the "Notice") dated March 18, 2004 given by the Company to ourselves and DeVisser Gray, Chartered Accountants.

Based on our information as of this date, we agree with the statements set out in the Notice.

Yours truly,

SADOVNICK TELFORD + SKOV

By: /s/ Sadovnick Telford & Skov

Sixth Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C lX8

Telephone: (604) 688-7800 Fax: (604) 688-7880 Emai/: sts@stsca.com

SADOVNICK TELFORD +SKOV

A Partnership of Incorporated Professionals

CHARTERED ACCOUNT ANTS

March 17,2004

Trans-Orient Petroleum Ltd.
1407 - 1050 Burrard Street
Vancouver, BC V6Z 2S3

Dear Sirs:

We hereby submit our resignation as auditor of Trans-Orient Petroleum Ltd. (the "Company") effective today. No reportable event, as defined in National Policy Statement No. 31 of the Canadian Securities Administrators, has arisen fro our engagement as auditor of the Company.

Yours very truly,

SADOVNICK TELFORD + SKOV

By: /s/ Sadovnick Telford & Skov

Sixth Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C lX8

Telephone: (604) 688-7800 Fax: (604) 688-7880 Emai/: sts@stsca.com

TRANS-ORIENT PETROLEUM LTD.

1407-1050 Burrard Street

Vancouver, B.C.

Phone: (604)682-6496 Fax: (604)682-1174

March 17, 2004

Sadovnick Telford & Skov, Chartered Accountants
Sixth Floor, 543 Granville Street
Vancouver, B.C. V6C 1X8

Attention: Thomas Fong

And

DeVisser Gray, Chartered Accountants

401-905 West Pender Street

Vancouver, B.C. V6C 1L6

Attention: Jim Gray

Dear Sirs:

Change of Auditor of Trans-Orient Petroleum Ltd. (the "Company")

We advise that, on the advice of the Audit Committee of the Company, the Board of Directors of the Company resolved on March 17, 2004 that consequent upon the resignation of Sadovnick Telford & Skov, Chartered Accountants, as auditor of the Company on March 17, 2004, DeVisser Gray, Chartered Accountants, has been appointed as auditor of the Company to hold office until the next annual meeting of the Company at a remuneration to be fixed by the directors of the Company.

Accordingly, pursuant to National Policy Statement 31 ("NPS 31") we now enclose:

(a) Notice of Change of Auditor

(b) a form of Auditor's Letter for Sadovnick Telford & Skov, and

(c) a form of Auditor's Letter for DeVisser Gray.

In accordance with the provisions of the Policy, we request that each of you furnish us with a letter stating whether, based on your present knowledge, you agree with the information contained in the Notice. If you agree with all the statements in the Notice, you may wish to use the attached form of Auditors' Letters to reply. If you disagree with any statement in the Notice, your reply should so state and specify your reasons.

Please ensure that you address your letters to the Securities Commission in British Columbia and the Securities Registrar in the Yukon and return them to us within 10 days after the date of the Notice.

Yours truly:

Trans-Orient Petroleum Ltd.

By:  /s/ Garth Johnson
       Garth Johnson
       Chief Financial Officer

TRANS-ORIENT PETROLEUM LTD.
(THE "COMPANY")

CERTIFICATE OF OFFICER

In connection with the proposed change of auditor of the Company from Sadovnick Telford & Skov to DeVisser Gray I, Garth Johnson, Chief Financial Officer of the Company, hereby certify for and on behalf of the Company that the Audit Committee and the Board of Directors of the Company have reviewed the Company's Notice of Change of Auditor dated March 17, 2004, to Sadovnick Telford & Skov and Devisser Gray and their respective responses thereto, copies of which are attached hereto.

DATED at Vancouver, British Columbia, March 18, 2004.

"Garth Johnson"
Garth Johnson
Chief Financial Officer